                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 75                                   Trade Date: 07/07/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 07/10/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 8, 2003




     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UFZ2              $4,144,000.00              4.00%                 07/15/14                 100%


Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ----------------------        --------------------------------
    08/15/03                   Yes                    Yes                           100% 07/15/04
    monthly                                                                    semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $4,090,128.00             $53,872.00                $2.00             ABN AMRO Financial
                                                                         Services, Inc.